Filed Pursuant to Rule 424(b)(5)
File No. 333‑214960

PROSPECTUS SUPPLEMENT
(to Prospectus dated January 26, 2017)

Up to $75,000,000

GOLD RESOURCE CORPORATION

Shares of Common Stock

We have entered into an At The Market Offering Agreement, or the offering agreement, with H.C. Wainwright & Co., LLC,  or Wainwright, as agent. In accordance with the terms of the offering agreement,  this prospectus supplement,  and the accompanying prospectus, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $75,000,000 through the agent.

Our shares of common stock trade on the NYSE American under the symbol “GORO.”  On April 2, 2018, the last sale price of the shares as reported on the NYSE American was $4.53 per share. We have applied to the NYSE American for the listing of the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. Listing will be subject to us fulfilling all the listing requirements of the NYSE American and is a condition of sales under the offering agreement.

Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended or the Securities Act.  Wainwright will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. Sales of the shares of our common stock, if any, through Wainwright or directly to Wainwright acting as principal will be made by means of ordinary brokers’ transactions on the NYSE American or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices agreed by Wainwright and us or any other method permitted by law.  If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.  There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will receive from us a commission of up to 3% of the gross sales price of all shares sold through it under the offering agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act  and the compensation of Wainwright will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks including those described in the “Risk Factors” section beginning on page S‑4 of this prospectus supplement and page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 3, 2018.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the underwriter has  authorized anyone to provide you with different information, and neither we nor the underwriter take any responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

Prospectus Supplement

About This Prospectus Supplement and the Accompanying Prospectus	s-ii
Cautionary Statement Regarding Forward-Looking Statements	s-ii
Prospectus Supplement Summary	S‑1
The Offering	S‑2
Summary Financial Information	S‑3
Risk Factors	S‑4
Use of Proceeds	S‑6
Dividend Policy	S‑6
Plan of Distribution	S‑7
Legal Matters	S‑8
Experts	S‑8
Information Incorporated By Reference	S‑9
Where You Can Find More Information	S‑9

Prospectus

s-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and updates certain other matters relating to our business. The second part is the accompanying prospectus, which gives more general information, some of which applies to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. You should read this prospectus supplement and the accompanying prospectus as well as the additional information described under “Information Incorporated by Reference”  on page S‑9 of this prospectus supplement before investing in our common stock. Also see “Cautionary Statement Regarding Forward-Looking Information”  on page ii of this prospectus supplement.

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S‑3 with respect to the shares offered hereby (File No. 333‑214960). This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, please refer to the registration statement and the exhibits that are a part of the registration statement.

Copies of documents incorporated by reference in this prospectus supplement or the accompanying prospectus are available without charge, upon written or oral request by a person to whom this prospectus supplement has been delivered. Requests should be made to: Gold Resource Corporation, 2886 Carriage Manor Point, Colorado Springs, Colorado 80916; telephone number: (303) 320‑7708; Attention: Jessica Browne, Vice President Legal, General Counsel and Secretary; email: jessicabrowne@goldresourcecorp.com.

As used in this prospectus supplement, unless the context requires otherwise, the terms “Gold Resource Corporation,”  the “Company,” “we,” “our,”  and “us”  refer to Gold Resource Corporation and, where the context requires, our subsidiaries. Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or “$.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•	commodity price fluctuations;
•	mine protests and work stoppages;
•	rock formations, faults and fractures, water flow and possible CO2 gas exhalation or other unanticipated geological situations;
•	decisions of foreign countries and banks within those countries;
•	unexpected changes in business and economic conditions, including the rate of inflation;
•	changes in interest rates and currency exchange rates;

s-ii

•	timing and amount of production;
•	technological changes in the mining industry;
•	our costs;
•	changes in exploration and overhead costs;
•	access to and availability of materials, equipment, supplies, labor and supervision, power and water;
•	results of current and future feasibility studies;
•	the level of demand for our products;
•	changes in our business strategy, plans and goals;
•	interpretation of drill hole results and the geology, grade and continuity of mineralization;
•	acts of God such as floods, earthquakes and any other natural disasters;
•	the uncertainty of mineralized material estimates and timing of mine construction expenditures; and
•

other risks identified in the section entitled “Risk Factors”  in this prospectus supplement, the accompanying prospectus, in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017,   or 2017 10‑K, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

This list, together with the factors identified under the section entitled “Risk Factors,”  is not an exhaustive list of the factors that may affect any of our forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, and any documents incorporated by reference in any of those documents completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date on which they were made.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We do not undertake to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10‑K, 10‑Q and 8‑K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements.

Prospective investors are urged not to put undue reliance on forward-looking statements.

s-iii

Prospectus Supplement Summary

This summary highlights information incorporated by reference into or contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors”  beginning on page S‑4 of this prospectus supplement and in our 2017  Form 10‑K, and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to invest in our shares.

Overview of Our Business

Gold Resource Corporation is a producer of metal concentrates that contain gold, silver, copper, lead and zinc, and doré containing gold and silver from the Aguila and Alta Gracia Projects in the southern state of Oaxaca, Mexico,  which we refer to as the Oaxaca Mining Unit. The Aguila Project includes the Arista underground mine and processing facility, which are currently in operation. The Alta Gracia Project includes the Mirador underground mine which began operations in 2017. We also perform exploration and evaluation work on our portfolio of precious and base metal exploration properties in the State of Nevada, which we refer to as the Nevada Mining Unit, and continue to evaluate other properties for possible acquisition.

The majority of our assets are located at our Oaxaca Mining Unit, including our Aguila processing facility and Arista and Mirador underground mines. The Aguila processing facility produces metal concentrates and doré from ore mined from both the Arista and Mirador Mines. All of our production and revenue currently comes from our Oaxaca Mining Unit.

The Aguila and Alta Gracia Projects, which comprise our only operating properties, include a total of approximately 35,390 hectares of mining concessions, access roads from a major highway, haul roads, a processing facility, and adjoining buildings, an assay lab, an open pit and underground mines, tailings facilities and other infrastructure.

We commenced mining and milling operations from the Aguila Project in July 2010, initially from the Aguila open pit mine, followed by development and mining the Arista underground mine. The Arista Mine is an underground mine from which we started producing in 2011 and which was expanded in 2016 with the development of the Switchback vein system. The Arista underground mine is located approximately two kilometers from the processing facility. Most of the production from our Oaxaca Mining Unit from 2011 to present has been from the Arista Mine.

Our operations in Oaxaca are conducted through our Mexican subsidiary, Don David Gold Mexico S.A. de C.V. (“DDGM”). Our Nevada exploration and evaluation work is performed through two wholly-owned subsidiaries, GRC Nevada Inc. and Walker Lane Minerals Corp. (“Walker Lane”).

About Our Company

We were organized under the laws of the State of Colorado on August 24, 1998. Our principal executive offices are located 2886 Carriage Manor Point, Colorado Springs, Colorado 80906, and our telephone number is (303) 320‑7708. We maintain a website at www.goldresourcecorp.com and through a link on our website you can view the periodic filings that we make with the SEC, as well as certain of our corporate governance documents such as our code of ethics, but the information on our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Gold Resource Corporation

Size of offering	Up to $75,000,000 of shares of our common stock

Common stock to be outstanding after this offering

Up to 73,664,176 shares, assuming a sales price of $4.53 per share, which was the closing price of our common stock on the NYSE American on April 2, 2018. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market” offering that may be made from time to time through our agent. See “Plan of Distribution” on page S‑7 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for working capital, including the anticipated construction and development of a mine and related processing facilities at our Isabella Pearl project in Nevada, and other general corporate purposes. See “Use of Proceeds.”

NYSE American symbol	“GORO”

Dividend policy	We have paid a dividend each month since commencement of commercial production at our Aguila Project in Mexico in 2010. The monthly dividend in 2017 was one-sixth cent per share.

See “Dividend Policy” for additional information.

Risk factors

An investment in our common stock involves certain risks. We urge you to carefully consider all of the information described in the section entitled “Risk Factors” beginning on page S‑4 of this prospectus supplement and the risk factors incorporated by reference from our filings with the SEC.

The information above regarding the number of shares of our common stock outstanding is based on 57,107,884 shares of common stock outstanding as of April 2, 2018. The number of shares of our common stock outstanding as of that date does not include 9,501,637 shares reserved for issuance under our equity compensation plans, 5,245,001 of which are issuable upon the exercise of outstanding options to purchase common stock and 194,319 shares which are issuable upon exercise of restricted stock units. Our outstanding options have a weighted average exercise price of $7.96 per share as of April 2, 2018.

SUMMARY FINANCIAL INFORMATION

The following table sets forth our summary financial data. The summary financial data for the years ended December 31, 2017, 2016,  and 2015  has been derived from, and should be read together with, our audited consolidated financial statements and the related notes contained in the 2017  10‑K. The results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”  in the 2017  10‑K and our historical consolidated financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year ended /
	as of December 31,
	2017	2016	2015
	(in thousands, except per share data as noted)
Statement of Operations:
Sales, net	$110,156	$83,227	$92,701
Total mine cost of sales	$68,041	$60,794	$62,378
Mine gross profit	$42,115	$22,433	$30,323
Net income	$4,150	$4,387	$3,062
Net income per common share (basic and diluted)	$0.07	$0.08	$0.06
Statement of Cash Flows:
Net cash provided by operating activities	$35,633	$17,899	$20,170
Capital expenditures	$(25,432)	$(15,140)	$(26,685)
Dividends paid	$(1,137)	$(1,670)	$(6,502)
Balance Sheet:
Total assets	$132,923	$118,443	$106,499
Working capital	$27,481	$20,320	$17,716
Total liabilities	$20,817	$11,367	$17,681
Long-term obligations	$5,809	$2,425	$2,815
Total Equity	$112,106	$107,076	$88,818

RISK FACTORS

An investment in our common stock offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, including under the heading “Risk Factors”  in the accompanying prospectus and in our 2017 10‑K  before making an investment decision. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or which we currently consider to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our shares could decline, and you may lose all or part of your investment in our shares. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements”  in this prospectus supplement.

Risks Relating to Construction of a  Mine and Related Processing Facilities

Construction of a  mine and related processing facilities is subject to all of the risks inherent in construction and start-up, including delays and costs  of construction in excess of our projections.

Our Isabella Pearl Project is presently in advanced stages of engineering and production permitting. We are optimizing our internal mine plan and project designs, ordering long lead-time process equipment, and soliciting bids for heap leach and mining contractors.  Our goal is to advance the project into production at the earliest possible date, subject to permit timing and funding.   If we obtain that permit, many factors could delay or prevent the start or completion of, or increase the costs of, construction of a  mine and the related processing facilities, including:

•	design, engineering and construction difficulties or delays;
•	our failure or delay in obtaining necessary legal, regulatory and other approvals;
•	interruptions in the supply of the necessary equipment, or construction materials or labor or an increase in their price;
•	injures to persons and property;
•	opposition of local interests; and
•	natural disasters, accidents, political unrest or unforeseen events.

If any of the foregoing events were to occur, our financial condition could be adversely affected and we may be required to seek additional capital, which may not be available on commercially acceptable terms, or at all. If we are unable to complete the construction, we may not be able to recover any costs incurred. Even if construction of the mine and processing facilities is completed without any delay, the costs could exceed our expectations and result in a materially adverse effect on our business, results of operations, financial condition, and cash flows.

Risks Relating to the Offering and Our Common Stock

We may sell additional equity or debt securities in the future to fund our operations, which may result in dilution to our stockholders and impose restrictions on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which would result in dilution to all of our stockholders or impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

We have not established proven and probable reserves at our Isabella Pearl project in Nevada and as a result, any funds spent on development at that project may be lost.

A “Reserve,” as defined by Industry Guide 7 of the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A Reserve requires a SEC‑compliant feasibility study or other report demonstrating with reasonable certainty that the deposit can be economically extracted and produced. Since we have not received a SEC‑compliant report on our Isabella Pearl project, we currently have no Reserves as defined by SEC Industry Guide 7 on that property.

Substantial expenditures are required to establish Reserves through drilling and the required additional studies and there is no assurance that Reserves will be established. Whether a mineral deposit can be commercially viable depends upon a number of factors, including the particular attributes of the deposit, including size, grade, metallurgical recoveries and proximity to infrastructure; metal prices, which can be highly variable; and government regulations, including environmental and reclamation obligations. If we are unable to establish some or all of our mineralized material as proven or probable Reserves in sufficient quantities to justify commercial operations, our investment in that property may be lost, and the market value of our securities may suffer.

There are significant risks and uncertainties associated with construction and commencing production without a current feasibility, pre‑feasibility or scoping study. If we decide to commence construction without completing a reserve study and other components of a feasibility study, the project may ultimately be determined to lack one or more geological, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to successfully complete all or part of this project.

Past payments of dividends on our common stock are not indicators of future payments of dividends.

In 2011, we instituted a monthly cash dividend payable to holders of our common stock. However, our ability to continue to pay dividends in the future will depend on a number of factors, including cash flow, mine construction requirements and strategies, other acquisition and/or construction projects, spot gold and silver prices, taxation, government imposed royalties and general market conditions. Further, a portion of our cash flow is expected to be retained to finance our operations and development of mineral properties. Any material change in our operations may affect future dividends which may be modified or canceled at the discretion of our Board of Directors. Any decrease in our monthly dividend would likely have an adverse impact on the price of our common stock.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. All of the net proceeds will be used at the discretion of management to fund working capital and for general corporate purposes. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline and delay the exploration or development at any of our mines or exploration projects. Pending their use, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-

grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $75,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the offering agreement with the agent as a source of financing.

We intend to use the net proceeds from this offering for working capital, including the construction of a mine and related processing facilitiesat our Isabella Pearl project, and for general corporate purposes.

The expected use of the net proceeds from the sale of common stock offered by this prospectus supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors and, as a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Until we use the net proceeds from this offering for the purposes described above, we may invest them in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

Since commencing mining operations at our Aguila Project, one of management’s primary goals has been to make cash dividend distributions to shareholders. Since commercial production began in July 2010, we have returned over $110 million back to shareholders in consecutive monthly dividends. Regular dividends should not be considered a prediction or guarantee of future dividends.

For the last two fiscal years and up to the date of this prospectus supplement, we have paid a monthly dividend of one-sixth cent per share or $0.02 per share per year. The dividend may be modified or discontinued at any time and the declaration of any special dividend is determined at the discretion of our Board of Directors, depending on variables such as, but not limited to, operating cash flow, mine construction requirements and strategies, other construction projects, spot gold and silver prices, taxation, government royalties and general market conditions. At the present time, we are not a party to any agreement that would limit our ability to pay dividends.

Physical Dividend Program

In 2012, we launched a physical dividend program pursuant to which our shareholders have the option to convert the cash dividends that we pay into physical gold and silver bullion. As part of our overall strategy to diversify our treasury and to facilitate this program, we may periodically purchase gold and silver bullion. In order for a shareholder to convert their cash dividend into physical gold and/or silver, the shareholder must opt-in to the physical dividend program and request the conversion of their cash dividend, or portion thereof, into physical gold and/or silver. For those shareholders who elect to convert their cash dividend into gold and/or silver bullion, the gold and silver will be delivered in the form of gold or silver Gold Resource Corporation one-ounce bullion rounds. No action is required by any shareholder who elects not to participate in the physical metals program. For those shareholders who wish to convert any portion of their cash dividend into gold and/or silver bullion, the process is summarized as follows:

•

Shareholders must register and hold their Gold Resource Corporation common stock in their name directly with our transfer agent, Computershare Investor Services, and not through a brokerage house or other intermediary held in a “street name”. This is a requirement so that we can locate and validate the shareholder’s position in our common stock.

•

Shareholders must set up an individual account with Gold Bullion International (“GBI”), 1325 Avenue of the Americas, 7th Floor, Suite 0703‑2, New York, NY 10019. GBI facilitates the cash to gold and silver conversion.

•

Shareholders then direct their cash dividend check issued by Computershare to be electronically deposited to the shareholder’s GBI account for the option to have it, or any portion thereof that denominates into a one-ounce gold or silver bullion round. The election to convert all or any portion of the shareholder’s cash dividend into bullion is governed by an agreement between the shareholder and GBI.

•

Shareholders with accounts at GBI who wish to change their current gold, silver or cash allocations for their cash dividend must do so by midnight Eastern Time on the date preceding the monthly dividend record date. We issue a press release with details of each dividend declaration, and the dividend record and payment dates.

•

On the dividend record date, the number of bullion ounces to be converted and distributed to the shareholder’s individual account on the dividend payment date is calculated as the dollar value of that portion of the cash dividend the shareholder elected to convert to bullion, divided by the London Bullion Market PM gold fix plus gold bullion minting cost factors on the record date or the London Bullion Market silver fix plus silver bullion minting cost factors on the record date.

Only whole ounces of gold and silver bullion are credited to a shareholder’s individual account on the dividend payment date. The cash value attributable to fractional ounces will remain in the shareholder’s individual account as cash until such time as future dividends provide the shareholder with sufficient cash to convert to whole ounces of gold or silver based on the London PM gold fix and silver fix on a future dividend record date, and based on the shareholder’s self-directed gold, silver or cash allocations in effect at that time. The shareholder may also choose to move their cash out of their GBI account. Shareholders cannot move cash into their GBI account for conversion into gold and silver. Only the shareholder’s cash dividend sent from Computershare is eligible for conversion.

PLAN OF DISTRIBUTION

We have entered into an At The Market Offering Agreement, or the offering agreement,  with Wainwright, under which we may issue and sell our common stock having an aggregate gross sales price of up to $75,000,000 from time to time through Wainwright acting as a sales agent. Such agreement provides that sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the NYSE American or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.  The offering agreement has been filed as an exhibit to a Current Report on Form 8‑K and incorporated by reference as an exhibit to our registration statement on Form S‑3 of which this prospectus supplement forms a part.

Wainwright will offer the common stock subject to the terms and conditions of the offering agreement on a daily basis or as otherwise agreed upon by us and Wainwright on any day that: (i) is a trading day for the NYSE American; (ii) we have instructed Wainwright by telephone to make such sales; and (iii) we have satisfied the conditions under Section 6 of the offering agreement. We will designate the maximum number of common stock to be sold through Wainwright on a daily basis. Subject to the terms and conditions of the offering agreement, Wainwright will use its commercially reasonable efforts to sell on our behalf all of the common stock so designated or determined. We or Wainwright may suspend the offering of common stock being made through Wainwright under the offering agreement upon proper notice to the other party.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to a placement fee of up to 3% of the gross sales price of the shares sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse

Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, as provided in the offering agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the offering agreement, will be approximately $65,000.

Settlement for sales of common stock will occur at 10:00 a.m. (New York City time), or at some other time that is agreed upon by us and Wainwright in connection with a particular transaction, on the second business day following sale of the shares, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common stock requested to be sold by us, subject to the conditions set forth in the offering agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the offering agreement will terminate upon the earlier of (i) the issuance and sale of all of the common stock subject to the offering agreement, (ii) April 3, 2021, and (iii) the termination of the offering agreement as permitted therein. We may terminate the offering agreement at any time upon 5 business days’ prior notice.

Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees, although we have no current agreements to do so. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

We have applied to list any shares of common stock sold in this offering on the NYSE American, and approval for such listing is a condition for sales under the offering agreement.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Polsinelli PC, Denver, Colorado. Certain legal matters will be passed upon for the agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

EKS&H LLLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and December 31, 2016 and for the years then ended, included in our annual report on Form 10‑K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon EKS&H LLLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Gold Resource Corporation and its subsidiaries as of December 31, 2015, and for the year ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement. This means we can disclose information to you by referring you to another document we filed or will file with the SEC. This prospectus supplement incorporates by reference the following documents (other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules) that we have filed or will file with the SEC (File No. 001‑34857) but have not included or delivered with this prospectus supplement:

•	our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017;
•	the description of our capital stock contained in the registration statement on Form 8‑A filed with the SEC on August 25, 2010; and
•

all documents, or portions thereof, filed by us subsequent to the date of this prospectus supplement under Section 13(a), 13(c), 14 or 15 of the Exchange Act, prior to the termination of this offering.

Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus supplement or the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. For information with regard to other documents incorporated by reference in the accompanying prospectus, see “Incorporation by Reference” in the accompanying prospectus.

We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to:

Gold Resource Corporation

2886 Carriage Manor Point

Colorado Springs, Colorado 80906

Telephone: (303) 320‑7708

Attention: Jessica Browne, Vice President Legal,

General Counsel and Secretary

Email: jessicabrowne@goldresourcecorp.com.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1‑800‑SEC‑0330. The SEC maintains an Internet website at www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

We have filed a registration statement on Form S‑3 to register the shares to be issued pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.goldresourcecorp.com and are made as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

PROSPECTUS

GOLD RESOURCE CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

This prospectus will allow us to offer and sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for debt securities; common stock or debt securities upon the exercise of rights or warrants; or any combination of the foregoing.

This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the information incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NYSE MKT under the symbol “GORO.” On December 6, 2016, the closing price of our common stock was $4.66 per share on the NYSE MKT.

Investing in our securities involves risks. See “Risk Factors” on page 3 herein and included in any accompanying prospectus supplement and in the information incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 26, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this process, Gold Resource Corporation and, where the context requires, our subsidiaries, (which we generally refer to as “we,” “us,” “Gold Resource” or the “Company” in this prospectus, as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, sold or issued at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus, any post-effective amendment, any prospectus supplement, and any information incorporated by reference into the prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, “Where You Can Find More Information” and “Information Incorporated by Reference” and any additional information you may need to make your investment decision.

This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: Gold Resource Corporation, 2886 Carriage Manor Point, Colorado Springs, Colorado 80916, Telephone number: (303) 320-7708; Attention: Jessica Browne, Vice President Legal, General Counsel and Secretary; email: jessicabrowne@goldresourcecorp.com.

To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

We are responsible for the information contained and incorporated by reference in this prospectus, any post- effective amendment or any prospectus supplement. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise stated, currency amounts in this prospectus are stated in U.S. dollars, or “$.”

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•	Commodity price fluctuations;
•	Mine protests and work stoppages;
•	Rock formations, faults and fractures, water flow and possible CO2 gas exhalation or other unanticipated geological situations;
•	Decisions of foreign countries and banks within those countries;
•	Unexpected changes in business and economic conditions, including the rate of inflation;
•	Changes in interest rates and currency exchange rates;
•	Timing and amount of production;
•	Technological changes in the mining industry;
•	Our costs;
•	Changes in exploration and overhead costs;
•	Access and availability of materials, equipment, supplies, labor and supervision, power and water;
•	Results of current and future feasibility studies;
•	The level of demand for our products;
•	Changes in our business strategy, plans and goals;
•	Interpretation of drill hole results and the geology, grade and continuity of mineralization;
•	Acts of God such as floods, earthquakes and any other natural disasters;
•	The uncertainty of mineralized material estimates and timing of mine construction expenditures; and
•

Other risks identified in the section entitled “RISK FACTORS” in any post-effective amendment or prospectus supplement hereto, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

This list, together with the factors identified under the section entitled “RISK FACTORS,” is not an exhaustive list of the factors that may affect any of our forward-looking statements. You should read this prospectus, any post-effective amendment, any prospectus supplement, and any documents incorporated by reference in any of those documents completely and with the understanding that our actual future results may be materially different from what we expect. These forward- looking statements represent our beliefs, expectations and opinions only as of the date of this prospectus, any post-effective amendment and any prospectus supplement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. We do not undertake to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, other than to reflect a material change in the information previously disclosed, as required by applicable law. You should review our subsequent reports filed from time to time with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all of our forward-looking statements by these cautionary statements.

Prospective investors are urged not to put undue reliance on forward-looking statements.

THE COMPANY

The following summary highlights information found in this prospectus and the documents incorporated by reference in this prospectus. It does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the sections entitled “RISK FACTORS” and “INFORMATION INCORPORATED BY REFERENCE.”

As used in this prospectus, unless the context requires otherwise, the terms “Gold Resource Corporation,” the “Company,” “we,” “our,” and “us” refer to Gold Resource Corporation and, where the context requires, our subsidiaries.

Gold Resource Corporation was organized under the laws of the State of Colorado on August 24, 1998. We are a producer of metal concentrates that contain gold, silver, copper, lead and zinc, and doré containing gold and silver at the Aguila Project in the southern state of Oaxaca, Mexico (“Oaxaca”). The Aguila Project includes the Aguila open pit mine, which ceased operations in February 2011, and the Arista underground mine, which is currently in operation. We also perform exploration and evaluation work on our portfolio of precious and base metal exploration properties in Oaxaca and Nevada,

United States of America (“Nevada”) and continue to evaluate other properties for possible acquisition.

We have two operational units in North America, the Oaxaca Mining Unit and the Nevada Mining Unit. The majority of our assets are located at our Oaxaca Mining Unit, located on our Aguila Project, including our Aguila milling facility and Arista underground mine. The Aguila milling facility produces metal concentrates and doré from ore mined from the Arista mine, which contains precious metal products of gold and silver, and by-products of copper, lead and zinc. The Aguila Project includes approximately 30,074 hectares of mining concessions, an access road from a major highway, haul roads, a mill facility and adjoining buildings, an assay lab, an open pit and underground mine, tailings pond and other infrastructure. We perform exploration, evaluation and development work on our properties within our Nevada Mining Unit.

Our operations in Oaxaca are conducted through our Mexican subsidiary, Don David Gold Mexico S.A. de C.V. (“DDGM”). Our Nevada exploration and development is done through our wholly-owned subsidiaries, GRC Nevada Inc. and Walker Lane Minerals Corp.

Our principal executive offices are located 2886 Carriage Manor Point, Colorado Springs, Colorado 80906, and our telephone number is (303) 320-7708. We maintain a website at www.goldresourcecorp.com and through a link on our website you can view the periodic filings that we make with the SEC, as well as certain of our corporate governance documents such as our code of ethics.

Oaxaca Mining Unit

The Arista underground mine is our primary source of ore to feed the mill at present. The mining methods of long- hole stoping and cut-and-fill are utilized. During 2016, we have drifted toward the Switchback vein system, an area of mineralization approximately 500 meters northeast of the Arista vein system. Switchback drill results have intercepted at least seven veins with mineralized material identified along a strike length of nearly 450 meters and a vertical depth of more than 450 meters. We have reached the mineralized Switchback veins on level 24 of the decline ramp in the Arista mine at the end of the third quarter of 2016. We are preparing to extract mineralized material from Switchback during the fourth quarter 2016.

Exploration from underground drill stations continue to test the extent of the Arista and Switchback vein systems mineralization while continuing to optimize the overall Arista mine plan.

We are also developing the Mirador mine at our Alta Gracia Project, having received our final permit to begin mining.

We envision relatively small-scale mining initially at this site, improving on historic underground workings, and trucking approximately 100 to 200 tonnes per day to the Aguila mill for processing through the agitated leach circuit, which has heretofore remained dormant. We are targeting to process mill feed from Mirador in late 2016 or early 2017.

We also performed exploration at several of our other properties, including a surface drill program on portions of the Alta Gracia Project and Las Margaritas property that focused on previously identified drill targets and testing new targets.

Nevada Mining Unit

In 2015, we acquired a three-year option to purchase a property held by Silver Reserve Corporation, a wholly-owned subsidiary of Infrastructure Materials Corp. We refer to the property as Gold Mesa, a gold bearing property in south central Nevada’s Walker Lane Mineral Belt. We also staked 140 additional unpatented claims surrounding the original Gold Mesa property covering an area of approximately 2,800 acres. We have completed two drill campaigns in 2016 and continue to develop additional drill targets. The results of our initial program were very encouraging, suggesting a future operation of high- grade, potential open pit or pits with standard heap leaching would be utilized for mineral extraction. The high-grade mineralization begins at and/or just below the surface.

In August 2016, we acquired an entity called Walker Lane Minerals Corp. from two Texas limited partnerships, which entity holds all of the assets related to the development project called Isabella-Pearl in Mineral County, Nevada. We acquired a total of 341 unpatented mining claims covering approximately 6,800 acres, which are subject to  royalty interests up to 3% of net smelter returns. The project is in advanced-stage engineering and permitting. Initial activities at this property since our acquisition include drilling for reserve delineation and further metallurgical studies, in addition to completing preparations for permitting and drilling a water well. We expect to undertake further exploration activity, engineering and design work to determine a production decision in the near future.

In August 2016, we also acquired the Mina Gold property from Nevada Select Royalty, Inc., a wholly-owned subsidiary of Ely Gold & Minerals Inc., which property is located near Isabella-Pearl and Gold Mesa. Mina Gold is comprised of five patented and 43 unpatented mining claims covering approximately 825 acres, subject to royalty interests varying from 2% to 3% of net smelter returns. Mina Gold is an exploration-stage property. We continue to review historical mining data with an initial reverse circulation drill program planned for the fourth quarter of 2016.

During 2016, we released our option to purchase two Nevada exploration properties we referred to as Radar and Goose. The net effect of these additions and reductions in Nevada brings our total interest to approximately 12,000 acres in Mineral County, Nevada over which we maintain a 100% interest.

Our goals for the remainder of 2016 are to replace and supplement the reserves we mined from the Oaxaca Mining Unit’s Arista underground mine, continue our focus on lowering our costs and diversifying our operations by further developing our Nevada Mining Unit and to determine whether to place the Isabella Pearl Project into production.

RISK FACTORS

An investment in our securities involves significant risks. Before you invest in any of our securities, you should carefully consider the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Nine Months Ended	Year Ended December 31,
	September 30, 2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	144	41	81	20	352	63

(1)

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of capitalized interest and interest within rent expense.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of:

•	100,000,000 shares of common stock, par value $0.001 per share; and
•	5,000,000 shares of preferred stock, par value $0.001 per share.

As of December 6, 2016, we had 56,566,874 shares of common stock, and no shares of preferred stock, outstanding. Our common stock is listed on the NYSE MKT under the symbol “GORO.”

Common Stock

Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common stock can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Computershare Investor Services, Inc., and can be contacted at 8742 Lucent Blvd. Suite 300, Highlands Ranch, Colorado 80129 or by telephone at (303) 262-0600.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series (including any right to convert the preferred stock into common stock, rights, or warrants) and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, no shares of preferred stock are outstanding.

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include

•	the number of shares of common stock or other securities into which the preferred stock is convertible;
•	the conversion price (or manner of calculation);
•	the conversion period;
•	provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;
•	the events, if any, requiring an adjustment of the conversion price; and
•	provisions affecting conversion in the event of the redemption of that series of preferred stock.

We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

Anti-Takeover Provisions

Provisions of Colorado law, our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. These provisions could adversely affect the price of our common stock. Among other things, our Articles of Incorporation and Bylaws:

•

permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

•	provide that the authorized number of directors may be fixed only by our Board of Directors from time to time;
•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•	provide that special meetings of our shareholders may be called only by our President, Board of Directors, or by the holders of at least 10% of the stock entitled to vote at such meeting.

In addition, as a matter of Colorado law, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders which requirement could result in delays to, or greater cost associated with, a change in control of our company.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time under this prospectus. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement, which, along with other offering material relating to such offering, will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

•	the title of the series of the offered debt securities;
•	the price or prices at which the offered debt securities will be issued;
•	any limit on the aggregate principal amount of the offered debt securities;
•	the date or dates on which the principal of the offered debt securities will be payable;
•

the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•

if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

•

the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

•

the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•

the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued;
•

the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;
•

if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;
•

whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities;
•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and
•	any other specific terms of the offered debt securities.

The indenture and debt securities will be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS

We may offer warrants for the purchase of our debt securities, common stock, preferred stock, or other securities. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currencies in which the price or prices of such warrants may be payable;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;
•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;
•	call provisions, if any, of the warrants;
•	anti-dilution provisions, if any, of the warrants;
•	if applicable, a discussion of the material United States federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or
•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may, from time to time, issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that it will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	to or through underwriters or dealers;
•	directly to purchasers, including through negotiated sales or a specific bidding, auction or other process;

•	through agents;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	in a rights offering;
•	as a dividend or distribution to our existing shareholders or other security holders;
•	through a combination of any of these method; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	the public offering price;
•	the net proceeds to us;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;
•	any commissions paid to agents; and
•	any securities exchanges on which the offered securities may be listed.

Underwriters, Agents, and Dealers

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

If we utilize an underwriter in the sale of the securities offered by this prospectus, we will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

If we use delayed delivery contracts, we will, directly or through agents, underwriters or dealers, disclose that we are using them in the prospectus supplement and state when it will demand payment and delivery of the securities under the delayed delivery contracts. We may further agree to adjustments before a public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE MKT. Any common stock sold by this prospectus will be listed for trading on the NYSE MKT subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

At The Market Offerings and Derivative Transactions

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Direct Sales

We may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. We will describe the terms of direct sales in the prospectus supplement.

Stabilization Activities

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement (including post-effective amendments) that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities we may offer under this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain more information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You may review and copy any of the reports or proxy statements that we file with the SEC at that site.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.goldresourcecorp.com and are made as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Gold Resource Corporation, 2886 Carriage Manor Point, Colorado Springs, Colorado 80906, Attention: Secretary, telephone: (303) 320-7708. This prospectus incorporates by reference the following documents (other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules) that we have filed with the SEC (File No. 001-34857) but have not included or delivered with this prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, June 30, 2016 and September 30, 2016;
(b)

Our Current Reports on Form 8-K filed on March 22, 2016, March 24, 2016, June 15, 2016, and August 18, 2016 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

(c)

Our Definitive Proxy Statement on Schedule 14A filed April 29, 2016 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015); and

(d)	The description of our capital stock contained in the registration statement on Form 8-A filed with the SEC on August 25, 2010.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) subsequent to the date of this prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into the registration statement and to be a part hereof from the date of the filing of such documents. In addition, all documents we may file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by referenced into this prospectus. This additional information is a part of this prospectus from the date of filing those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Polsinelli PC, Denver, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our financial statements as of December 31, 2015 and 2014, and for each of the three years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 included in our Annual Report on Form 10-K for the year ended December 31, 2015, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, Denver, Colorado, our independent registered public accounting firm for those years. These financial statements have been incorporated herein by reference upon the authority of said firm as an expert in accounting and auditing

GOLD RESOURCE CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

PROSPECTUS

January 26, 2017